Exhibit 3.13

CERTIFICATE OF FORMATION OF

QEP MIDSTREAM PARTNERS GP, LLC

This Certificate of Formation, dated April 19,2013, has been duly executed and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act

(the “Act”) to form a limited liability company (the “Company”) under the Act.

1. Name. The name of the limited liability company is: QEP Midstream Partners GP, LLC

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

1209 Orange Street

Wilmington, Delaware 19801

The name and address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above. By: Richard J. Doleshek Richard J. Doleshek Authorized Person [Signature Page to Certificate of Formation of QEP Midstream Partners GP, LLC]